Exhibit 99

                 Anadarko Announces Strong Third Quarter Results

    HOUSTON--(BUSINESS WIRE)--Oct. 28, 2005--Anadarko Petroleum Corporation (NYSE:APC) today announced third quarter 2005 net income available to common shareholders of $596 million, or $2.51 per share (diluted), on revenues of $1.76 billion.
    Quarterly results include $141 million ($90 million after-tax) of unrealized losses on derivatives, partially offset by a $29 million
($19 million after-tax) unrealized gain related to the company's firm transportation keep-whole agreement. The quarter also included a $13 million (after-tax) charge related to the disposition of Block 30 in Oman, which was part of the restructuring plan announced in June 2004.
    Cash flow from operating activities was $1.14 billion in the third quarter, and discretionary cash flow totaled $1.01 billion.(1)
    "Anadarko's results were strong, even with the impact of several non-cash items and unusual events, not the least of which were two
100-year storms in one quarter," said Anadarko President and CEO Jim Hackett. "Revenues were up year-over-year and, importantly, we reduced direct operating costs 26 percent for the same period. As a result, we were able to expand our cash margins, partly because of higher commodity prices, but also due to our restructured, more efficient asset base."
    Between the end of the second quarter and Oct. 12, Anadarko purchased 5.5 million shares to complete the company's stock repurchase program, which began in June 2004. A total of 28.4 million shares were purchased under the $2 billion program, at an average cost of $70.50 per share (including all trading expenses).
    Third quarter sales volumes totaled 39 million barrels of oil equivalent (BOE), or 426,000 BOE per day. Natural gas sales volumes averaged 1,382 million cubic feet per day, at an average realized price of $7.15 per thousand cubic feet. Oil sales volumes in the third quarter averaged 162,000 barrels per day, with an average realized price of $50.80 per barrel. Natural gas liquids volumes averaged
34,000 barrels per day, at an average realized price of $37.61 per barrel.
    Overall volumes were essentially flat from the second quarter
2005, despite the temporary impact of hurricanes, and were down year-over-year due to property sales associated with Anadarko's refocused strategy. Adjusted for these property sales, volumes increased 8 percent year to date 2005 compared to the prior year.
    Offshore Gulf of Mexico, Anadarko's gross volumes of approximately 20,000 BOE per day were shut in for a combined 20 days during the third quarter because of Hurricanes Katrina and Rita. In total, the company estimates that combined onshore and offshore weather-related shut-ins and delays, including those affecting rigs being used to develop the K2, K2 North and Genghis Khan fields, reduced third quarter net volumes by 400,000 BOE.
    As announced earlier, full-year 2005 net volumes are expected to be reduced by approximately 2.2 million BOE due to the shut-ins and ongoing effects of the delayed development activity, including delays due to offshore loop currents.
    "Anadarko continues to make solid progress on its growth strategy with new initiatives underway internationally and in the Gulf of Mexico, where we acted quickly to lock up several new resource opportunities, as well as a separate decision to secure additional offshore drilling rigs to carry out our active program over the coming years," Hackett added. "Our exploration mindset is a differentiating feature of Anadarko, as we invest over 25% of our capital to carry out our mission to add new hydrocarbon reserves to meet the world's increasing needs, as well as provide competitive and sustainable growth for our shareholders."

    THIRD QUARTER 2004

    Third quarter 2004 net income available to common shareholders was $399 million, or $1.58 per share (diluted), on revenues of $1.56 billion. Cash flow from operating activities for the same period was $992 million, while discretionary cash flow totaled $617 million.(1)

    EARNINGS CONFERENCE CALL TODAY AT 9:00 A.M. CDT, 10:00 A.M. EDT

    Anadarko will host an earnings conference call today at 9:00 a.m. Central Daylight Time (10:00 a.m. Eastern Daylight Time) to discuss third quarter 2005 results and the company's outlook for the remainder of the year. The dial-in number is 913-981-4900, and the confirmation number is 130229. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.anadarko.com.

    ANADARKO OPERATIONS REPORT

    For more details on Anadarko's operations, please refer to the comprehensive report on third quarter drilling activity. The report will be available at www.anadarko.com on the Investor Relations page.

    FINANCIAL DATA

    Seven pages of summary financial data follow, including current hedge positions and guidance.
    Anadarko Petroleum Corporation's mission is to deliver a competitive and sustainable rate of return to shareholders by developing, acquiring and exploring for oil and gas resources vital to the world's health and welfare. As of year-end 2004, the company had
2.37 billion BOE of proved reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus in North America extends from the deepwater Gulf of Mexico, up through the Canadian Rockies and onto the North Slope of Alaska. Anadarko's international operations are focused on its major positions in Algeria, Venezuela and Qatar, and exploration or production operations in several other countries. For more information about how Anadarko is bringing excellence to the surface, please visit: www.anadarko.com.
    (1) See accompanying table for a reconciliation of GAAP to non-GAAP financial measures and statement indicating why management believes the non-GAAP measures are useful information for investors.
    This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While Anadarko makes these forward-looking statements in good faith, neither Anadarko nor its management can guarantee that the anticipated future results will be achieved. See Regulatory Matters and Additional Factors Affecting Business in the Management's Discussion and Analysis included in the company's 2004 Annual Report on Form 10-K.
-0-


                    Anadarko Petroleum Corporation
             Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities
(GAAP) to discretionary cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.

                                                Quarter Ended
                                                September 30
                                        -----------------------------
millions                                    2005           2004
---------------------------------------------------------------------
Cash Flow
---------------------------------------------------------------------
Net cash provided by operating
 activities                                    $1,144           $992
Add back:
   Change in accounts receivable                  373             74
   Change in accounts payable and
    accrued expenses                             (426)          (500)
   Change in other items - net                    (83)            51
---------------------------------------------------------------------
Discretionary Cash Flow                        $1,008           $617
---------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                 Quarter Ended       Year to Date
Summary Financial Information    September 30        September 30
                              ------------------- -------------------
$ and shares in millions        2005      2004      2005      2004
---------------------------------------------------------------------
Revenues
---------------------------------------------------------------------
Gas sales                         $909      $823    $2,466    $2,438
Oil and condensate sales           752       589     2,052     1,643
Natural gas liquids sales          119       123       333       319
Other sales                        (24)       27        25        65
---------------------------------------------------------------------
Total                            1,756     1,562     4,876     4,465
---------------------------------------------------------------------
Costs and Expenses
---------------------------------------------------------------------
Direct operating                   131       177       398       498
Transportation and cost of
 product                            75        67       217       183
General and administrative          99        98       311       269
Depreciation, depletion and
 amortization                      334       387       991     1,092
Other taxes                        101        86       281       252
Impairments related to oil and
 gas properties                     13         -        13         9
---------------------------------------------------------------------
Total                              753       815     2,211     2,303
---------------------------------------------------------------------
Operating Income                 1,003       747     2,665     2,162
---------------------------------------------------------------------
Interest Expense and Other
 (Income) Expense
---------------------------------------------------------------------
Interest expense                    50       131       152       260
Other (income) expense             (18)       16       (14)       72
---------------------------------------------------------------------
Total                               32       147       138       332
---------------------------------------------------------------------
Income before Income Taxes         971       600     2,527     1,830
---------------------------------------------------------------------
Income Tax Expense                 373       199       931       630
---------------------------------------------------------------------
Net Income                        $598      $401    $1,596    $1,200
---------------------------------------------------------------------
Preferred Stock Dividends            2         2         4         4
---------------------------------------------------------------------
Net Income Available to Common
 Stockholders                     $596      $399    $1,592    $1,196
---------------------------------------------------------------------
Per Common Share
---------------------------------------------------------------------
Net income - basic               $2.53     $1.59     $6.74     $4.76
Net income - diluted             $2.51     $1.58     $6.68     $4.72
---------------------------------------------------------------------
Average Number of Common
 Shares Outstanding - Basic        235       250       236       252
---------------------------------------------------------------------
Average Number of Common
 Shares Outstanding - Diluted      238       253       238       254
---------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                 Quarter Ended       Year to Date
Summary Financial Information    September 30        September 30
                              ------------------- -------------------
$ in millions                   2005      2004      2005      2004
---------------------------------------------------------------------
Cash Flow from Operating
 Activities
---------------------------------------------------------------------
Net income                        $598      $401    $1,596    $1,200
Depreciation, depletion and
 amortization                      334       387       991     1,092
Deferred income taxes               97      (177)      243        71
Impairments related to oil and
 gas properties                     13         -        13         9
Other noncash items                (34)        6       (10)       78
---------------------------------------------------------------------
                                 1,008       617     2,833     2,450
(Increase) decrease in
 accounts receivable              (373)      (74)     (249)     (232)
Increase (decrease) in
 accounts payable and accrued
 expenses                          426       500       357       658
Other items - net                   83       (51)      (66)     (119)
---------------------------------------------------------------------
Net Cash Provided by Operating
 Activities                     $1,144      $992    $2,875    $2,757
---------------------------------------------------------------------


---------------------------------------------------------------------
Capital Expenditures
---------------------------------------------------------------------
Capital spending                  $800      $710    $2,231    $2,060
Capitalized interest                17        20        52        67
Capitalized overhead                37        41       124       127
---------------------------------------------------------------------
Total                             $854      $771    $2,407    $2,254
---------------------------------------------------------------------


                             September 30, December 31,  September 30,
                                 2005          2004          2004
---------------------------------------------------------------------
Condensed Balance Sheet
---------------------------------------------------------------------
Cash and cash equivalents         $1,012          $874          $154
Other current assets               1,968         1,628         1,516
Net properties and equipment      17,283        15,913        18,034
Other assets                         463           468           440
Goodwill                           1,286         1,309         1,395
---------------------------------------------------------------------
Total Assets                     $22,012       $20,192       $21,539
---------------------------------------------------------------------
Current liabilities               $2,435        $1,993        $2,794
Long-term debt                     3,604         3,671         4,120
Other long-term liabilities        5,399         5,243         5,180
Stockholders' equity              10,574         9,285         9,445
---------------------------------------------------------------------
Total Liabilities and
 Stockholders' Equity            $22,012       $20,192       $21,539
---------------------------------------------------------------------
Capitalization
---------------------------------------------------------------------
Total debt                        $3,676        $3,840        $4,484
Stockholders' equity              10,574         9,285         9,445
---------------------------------------------------------------------
Total                            $14,250       $13,125       $13,929
---------------------------------------------------------------------
Capitalization Ratios
---------------------------------------------------------------------
Total debt                            26%           29%           32%
Stockholders' equity                  74%           71%           68%
---------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                    Quarter Ended      Year to Date
Volumes and Prices                   September 30      September 30
                                  ----------------- ------------------
                                    2005     2004      2005     2004
----------------------------------------------------------------------
Natural Gas
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, billion cubic feet            101      132      311      378
Average daily volumes, million
 cubic feet per day                  1,098    1,428    1,142    1,382
Price per thousand cubic feet        $7.16    $4.96    $6.36    $5.01
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, billion cubic feet             26       35       77      108
Average daily volumes, million
 cubic feet per day                    284      385      281      392
Price per thousand cubic feet        $7.08    $4.81    $6.28    $5.03
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, billion cubic feet            127      167      388      486
Average daily volumes, million
 cubic feet per day                  1,382    1,813    1,423    1,774
Price per thousand cubic feet        $7.15    $4.93    $6.35    $5.01
----------------------------------------------------------------------
Crude Oil and Condensate
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, million barrels                 6        8       18       24
Average daily volumes, thousand
 barrels per day                        68       92       67       88
Price per barrel                    $42.84   $31.83   $41.76   $30.94
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, million barrels                 1        1        2        4
Average daily volumes, thousand
 barrels per day                         8       14        8       14
Price per barrel                    $53.97   $38.86   $48.89   $35.63
----------------------------------------------------------------------
Algeria
----------------------------------------------------------------------
Volumes, million barrels                 6        6       18       18
Average daily volumes, thousand
 barrels per day                        65       63       66       64
Price per barrel                    $61.18   $38.37   $53.58   $34.21
----------------------------------------------------------------------
Other International
----------------------------------------------------------------------
Volumes, million barrels                 2        2        6        6
Average daily volumes, thousand
 barrels per day                        21       17       21       21
Price per barrel                    $42.31   $30.20   $37.70   $27.06
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels                15       17       44       52
Average daily volumes, thousand
 barrels per day                       162      186      162      187
Price per barrel                    $50.80   $34.42   $46.40   $31.98
----------------------------------------------------------------------
Natural Gas Liquids
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels                 3        4       10       12
Average daily volumes, thousand
 barrels per day                        34       46       37       45
Price per barrel                    $37.61   $29.16   $33.07   $25.90
----------------------------------------------------------------------
Total Barrels of Oil Equivalent
 (BOE)
----------------------------------------------------------------------
Volumes, million BOE                    39       49      119      145
Average daily volumes, thousand
 BOE per day                           426      534      436      528
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation
                       Commodity Hedge Position
                       As of September 30, 2005

                              Natural Gas

                2- Way Collars                3- Way Collars
           ------------------------- ---------------------------------
                                                        Pur-
                                                Sold    chased
            Volume Floor Ceiling Volume Floor Floor Ceiling mmBtu/day $/mmBtu $/mmBtu mmBtu/day $/mmBtu $/mmBtu $/mmBtu
           ------------------------- ---------------------------------
  United
   States
           ------------------------- ---------------------------------
  Remainder
   of 2005     26.3   $3.76   $5.65     268.8   $4.01   $5.00   $9.37
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2006        10.0   $4.00   $5.88         -      $-      $-      $-
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2007         6.0   $4.00   $6.02         -      $-      $-      $-
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------

           -------------------
               Fixed and
           Physical Contracts
           -------------------
            Volume     Price
  Canada   mmBtu/day  $/mmBtu
           -------------------
           -------------------
  Remainder
   of 2005     18.0    $2.95
           -------------------
           -------------------
  Total
   Year
   2006        10.9    $2.87
           -------------------
           -------------------
  Total
   Year
   2007         4.5    $2.83
           -------------------
           -------------------

The underlier for all prices is Nymex Henry Hub.
----------------------------------------------------------------------

                               Crude Oil

                2- Way Collars                3- Way Collars
           ------------------------- ---------------------------------
                                                        Pur-
                                                Sold    chased
            Volume    Floor  Ceiling  Volume    Floor   Floor  Ceiling
            bbl/day   $/bbl   $/bbl   bbl/day   $/bbl   $/bbl   $/bbl
           ------------------------- ---------------------------------
  United
   States
           ------------------------- ---------------------------------
  Remainder
   of 2005    1,986  $22.00  $26.32    43,000  $27.28  $32.28  $46.89
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2006         822  $22.00  $26.32         -      $-      $-      $-
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2007         542  $22.00  $26.32     7,000  $35.00  $50.00  $88.08
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2008           -      $-      $-     7,000  $35.00  $50.00  $86.26
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2009           -      $-      $-     5,000  $35.00  $50.00  $85.58
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2010           -      $-      $-     6,000  $35.00  $50.00  $85.65
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2011           -      $-      $-     3,000  $35.00  $50.00  $86.00
           ------------------------- ---------------------------------
  Algeria
           ------------------------- ---------------------------------
  Total
   Year
   2008           -      $-      $-     7,000  $33.54  $48.54  $83.83
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2009           -      $-      $-     7,000  $33.54  $48.54  $83.53
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------
  Total
   Year
   2010           -      $-      $-     3,000  $33.75  $48.78  $84.20
           ------------------------- ---------------------------------
           ------------------------- ---------------------------------

The underlier for United States prices is Nymex WTI Cushing. The underlier for Algerian prices is Brent Dated.


                    Anadarko Petroleum Corporation
                   Financial and Operating Guidance
                        As of October 28, 2005


                                Fourth Quarter         Total Year
                                2005 Forecast         2005 Forecast
                              ------------------   -------------------

                                     Units                Units
                              ------------------   -------------------

Total Sales (MM BOE)               39  -     41        158  -     160


Crude Oil (MBbl/d):               159  -    169        161  -     164

  United States                    70  -     74         68  -      69
  Canada                            6  -      7          7  -       7
  Algeria                          53  -     63         63  -      66
  Other International              23  -     25         22  -      22


Natural Gas (MMcf/d):           1,350  -  1,390      1,405  -   1,415

  United States                 1,070  -  1,100      1,124  -   1,132
  Canada                          275  -    295        279  -     284


Natural Gas Liquids (MBbl/d):      34  -     37         36  -      38

  United States                    33  -     35         35  -      36
  Canada                            1  -      2          1  -       2

----------------------------------------------------------------------

                                   $/ Unit              $/ Unit
                              ------------------   -------------------
Price Differentials vs NYMEX
 (w/o hedges)

Crude Oil ($/Bbl):              (5.50) -  (7.50)     (5.40) -   (5.90)

  United States                 (4.00) -  (6.00)     (4.75) -   (5.25)
  Canada                        (8.00) - (11.00)     (7.55) -   (8.25)
  Algeria                       (2.50) -  (4.00)     (1.85) -   (2.25)
  Other International          (16.00) - (20.00)    (17.20) -  (18.30)


Natural Gas ($/Mcf):            (1.70) -  (2.10)     (0.90) -   (1.00)

  United States                 (1.70) -  (2.00)     (0.90) -   (1.00)
  Canada                        (1.75) -  (2.50)     (1.00) -   (1.20)

----------------------------------------------------------------------

                                     $MM                  $MM
                              ------------------   -------------------
Other Revenues:

  Marketing                        34  -     40         25  -      32
  Minerals and Other               10  -     14         44  -      48

----------------------------------------------------------------------


Costs and Expenses:
                                    $ / Boe              $ / Boe
                              ------------------   -------------------

  Direct Operating               3.45  -   3.65       3.35  -    3.45
  Transportation and Cost of
   Product                       1.80  -   1.95       1.82  -    1.85
  Depreciation, Depletion and
   Amortization                  8.30  -   8.60       8.32  -    8.40
  Production Taxes (% of
   Revenue)                       5.3% -    5.8%       5.5% -     5.7%


                                     $MM                  $MM
                              ------------------   -------------------

  General and Administrative      110  -    120        420  -     430
  Impairments Related to Oil
   and Gas Properties               -  -     30         13  -      43

  Interest Expense                 48  -     50        200  -     202
  Other (Income) Expense           (5) -      5        (13) -      (3)


Federal Tax Rate                   34% -     36%        35% -      36%

  Deferred Taxes (% of Total
   Taxes)                          35% -     60%        30% -      38%

----------------------------------------------------------------------

Avg. Shares Outstanding (MM)

  Basic                           232  -    234        235  -     236
  Diluted                         234  -    236        237  -     238


                                     $MM                  $MM
                              ------------------   -------------------

Capital Investment                700  -    900      3,100  -   3,300

  Capital Projects                636  -    830      2,860  -   3,054
  Capitalized Direct Expenses      48  -     52        172  -     176
  Capitalized Interest             16  -     18         68  -      70



    CONTACT: Anadarko Petroleum Corporation, Houston
             Media Contacts:
             Teresa Wong, 832-636-1203
             teresa_wong@anadarko.com
             or
             Margaret Cooper, 832-636-8355
             margaret_cooper@anadarko.com
             or
             Investor Contacts:
             David Larson, 832-636-3265
             david_larson@anadarko.com
             or
             Stewart Lawrence, 832-636-3326
             stewart_lawrence@anadarko.com